Exhibit 99.1

RESPONSIBILITY FOR FINANCIAL REPORTS

I, Everett F. Jefferson, President and Chief Executive Officer of Fresh Choice, Inc. (the “Company”) hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 21, 2003	/S/ Everett F. Jefferson
Everett F. Jefferson
President and Chief Executive Officer